UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2021 (March 19, 2021)

1847 GOEDEKER INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39418	83-3713938
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13850 Manchester Rd., Ballwin, MO	63011
(Address of principal executive offices)	(Zip Code)

888-768-1710
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	GOED	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 19, 2021, 1847 Goedeker Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with two institutional investors (each, a “Purchaser” and together, the “Purchasers”), pursuant to which the Company issued to each Purchaser (i) a 10% OID senior secured promissory note in the principal amount of $2,750,000 (together, the “Notes”) and (ii) a four-year warrant to purchase 200,000 shares of the Company’s common stock at an exercise price of $12.00, subject to adjustments, which may be exercised on a cashless basis (together, the “Warrants”), for a purchase price of $2,500,000, or $5,000,000 in the aggregate.

ThinkEquity, a division of Fordham Financial Management, Inc., acted as placement agent in connection with the offer and sale of the Notes and Warrants. As compensation, it received a commission equal to 7% of the gross proceeds, or $350,000, and reimbursement for legal fees in the amount of $35,000. The Company also reimbursed the Purchasers for their legal fees in the amount of $25,000. As a result, the Company received net proceeds of $4,590,000 from the sale of the Notes and Warrants.

The Notes bear interest at a rate of 10% per annum and mature on December 19, 2021. The Notes may be prepaid by the Company in whole or in part at any time or from time to time without penalty or premium upon at least five (5) days prior written notice, which notice period may be waived by the holder. In addition, if the Company issues and sells shares of its equity securities to investors on or before the maturity date in an equity financing with total gross proceeds of not less than $10,000,000 (excluding the conversion of the notes or other convertible securities issued for capital raising purposes), then the Company must repay the then-outstanding principal amount of the Notes and any accrued but unpaid interest.

The Notes contains customary events of default, including (subject to certain cure periods set forth in the Notes): (i) if the Company fails to make any payments under the Notes when due; (ii) if the Company shall materially fail to observe or perform any covenant or agreement contained in the Notes, the Purchase Agreement or any other documents entered into in connection therewith, or if any representation or warranty made therein, or in any other report, financial statement or certificate made or delivered to the Purchaser, is untrue or incorrect in any material respect as of the date when made or deemed made; (iii) if the Company or any significant subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) shall be subject to a bankruptcy event (as defined in the Notes), apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of it or any of its properties, or make a general assignment for the benefit of creditors, or if any order, judgment or decree shall be entered by any court of competent jurisdiction approving a petition seeking liquidation or reorganization of the Company or any subsidiary, or appointing a receiver, trustee, custodian or liquidator of the Company or any subsidiary or of all or any substantial part of its assets; (iv) if the Company’s common stock shall not be eligible for listing or quotation for trading on a trading market (as defined in the Notes) or the transfer of shares of common stock through the Depository Trust Company System is no longer available; (v) if the Company shall be a party to any change of control transaction or fundamental transaction (as such terms are defined in the Notes) or shall agree to sell or dispose of all or in excess of 33% of its assets in one transaction or a series of related transactions; (vi) if the Company fails to file with the Securities and Exchange Commission any required reports under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), such that it is not in compliance with Rule 144(c)(1) (or Rule 144(i)(2), if applicable); (vii) upon the occurrence of any levy upon or seizure or attachment of, or any uninsured loss of or damage to, any property of the Company or any subsidiary having an aggregate fair value or repair cost in excess of $300,000 individually or in the aggregate; (viii) if the Company or any subsidiary shall default on any of its obligations under any mortgage, credit agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that involves an obligation greater than $300,000 and results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable; or (ix) if any monetary judgement, writ or similar final process shall be entered or filed after against the Company, any subsidiary or any of their respective property or assets for more than $300,000.

Upon, and during the continuance of, an event of default, the Notes are convertible, in whole or in part, at the option of the holder into shares of common stock at a conversion price equal to $12.00, or if lower, 80% of the lowest volume weighted average price for the twenty (20) consecutive trading days prior to the applicable conversion date, but in no event less than $9.00. The conversion price will be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction that proportionately decreases or increases the common stock. In addition, if the Company sells or grants any common stock or securities convertible into or exchangeable for common stock or grants any right to reprice such securities at an effective price per share that is lower than the then conversion price, the conversion price shall be reduced to such price, subject to certain exceptions set forth in the Notes.

Notwithstanding the foregoing, the Company shall not effect any conversion of a Note, and a holder shall not have the right to convert any principal and/or interest of a Note, to the extent that after giving effect to the conversion the holder (together with the holder’s affiliates and any persons acting as a group together with the holder or any of the holder’s affiliates) would beneficially own over 4.99% of the number of shares of the common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the Note. The holder may, upon not less than 61 days’ prior notice to the Company, increase or decrease such limitation, provided that such limitation in no event exceeds 9.99% of the number of shares of the common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the Note. The Warrants also contain this beneficial ownership limitation.

The Purchase Agreement contains customary representations, warranties and covenants for a transaction of this type. Pursuant to the Purchase Agreement, the Purchasers were granted piggy-back registration rights with respect to the shares issuable upon conversion of the Notes and exercise of the Warrants. The Company also agreed that, until the date that no Purchasers own any securities, the Company will timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act. In addition, the Company agreed that, so long as any of the Notes remain outstanding, neither the Company, nor any subsidiary of the Company, shall, without each Purchaser’s written consent and subject to certain exceptions set forth in the Purchase Agreement:

●	sell, lease or otherwise dispose of any significant portion of its assets outside the ordinary course of business;

●	incur, create, assume or suffer to exist any lien on any of its property or assets, except for certain liens set forth in the Purchase Agreement;

●	incur or suffer to exist or guarantee any indebtedness that is senior to or pari passu with (in priority of payment and performance) the Company’s obligations under the Purchase Agreement except for non-equity linked indebtedness relating to the acquisition of inventory secured by certain liens;

●	pay, declare or set apart for such payment, any dividend or other distribution (whether in cash, property or other securities) on shares of capital stock, other than dividends on shares of common stock solely in the form of additional shares of common stock, or directly or indirectly or through any subsidiary make any other payment or distribution in respect of its capital stock;

●	redeem, repurchase or otherwise acquire in any one transaction or series of related transactions any shares of capital stock of the Company or any warrants, rights or options to purchase or acquire any such shares, or repay any pari passu or subordinated indebtedness of the Company other than non-equity linked indebtedness relating to the acquisition of inventory secured by certain liens;

●	lend money, give credit, make advances to or enter into any transaction with any person, firm, joint venture or corporation, including, without limitation, officers, directors, employees, subsidiaries and affiliates of the Company, except loans, credits or advances (i) in existence or committed on the closing date and which the Company has informed each Purchaser in writing prior to the closing date, (ii) in regard to transactions with unaffiliated third parties, made in the ordinary course of business, or (iii) in regard to transactions with unaffiliated third parties, not in excess of $50,000; or

●	repay any affiliate (as defined in Rule 144) of the Company in connection with any indebtedness or accrued amounts owed to any such party.

Concurrently with entering into the Purchase Agreement and as security for the Company’s obligations thereunder, the Company entered into a security agreement (the “Security Agreement”) with one of the Purchasers, as collateral agent, pursuant to which it was granted a first priority security interest in all of the Company’s assets.

The foregoing summary of the terms and conditions of the Purchase Agreement, the Notes, the Warrants and the Security Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreements attached hereto as exhibits, which are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 regarding the issuance of the Notes and the Warrants to the Purchasers is incorporated by reference into this Item 3.02. The issuance of these securities is being made in reliance upon an exemption from the registration requirements of Section 5 of the Securities Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
4.1	Common Stock Purchase Warrant issued to Evergreen Capital Management LLC on March 19, 2021
4.2	Common Stock Purchase Warrant issued to SILAC Insurance Company on March 19, 2021
10.1	Securities Purchase Agreement, dated March 19, 2021, among 1847 Goedeker Inc., Evergreen Capital Management LLC and SILAC Insurance Company
10.2	Security Agreement, dated March 19, 2021, between 1847 Goedeker Inc. and SILAC Insurance Company
10.3	10% OID Senior Secured Promissory Note issued to Evergreen Capital Management LLC on March 19, 2021
10.4	10% OID Senior Secured Promissory Note issued to SILAC Insurance Company on March 19, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 25, 2021	1847 GOEDEKER INC.

/s/ Douglas T. Moore
Name: Douglas T. Moore
Title: Chief Executive Officer

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